Exhibit (a)(30)

                           NORTEL NETWORKS CORPORATION

                                  AMENDMENT TO

                                OFFER TO EXCHANGE
                               OUTSTANDING OPTIONS
                          GRANTED TO ELIGIBLE EMPLOYEES
           UNDER NORTEL NETWORKS' 1986 AND/OR 2000 STOCK OPTION PLANS
                          ON OR AFTER NOVEMBER 12, 1999
                                 FOR NEW OPTIONS


                         THE OFFER AND WITHDRAWAL RIGHTS
                     EXPIRE AT 11:59 P.M., EASTERN DAYLIGHT
                      SAVINGS TIME ON JULY 23, 2001, UNLESS
                    THE OFFER IS EXTENDED BY NORTEL NETWORKS.

Dear Employee Option Holder:

As you are aware, Nortel Networks commenced its stock option exchange program on June 20, 2001. Important supplemental information concerning the Offer to Exchange was posted at http://emplcomms.ca.nortel.com/emplcomms/soep/supinfeng.pdf on July 6, 2001. A copy of this supplemental information has been enclosed for your review. In addition, please review the Offer to Exchange and other documents previously sent to you. The Offer to Exchange is also available at http://studionta.ca.nortel.com/emplcomms/SOEP/toeng.pdf.

If you decide to tender to the Offer to Exchange, you must properly complete and submit the signature page to the Acceptance Letter, which was previously sent to you and which is available at http://emplcomms.ca.nortel.com/emplcomms/soep/keydocuments.htm NO LATER THAN 11:59 P.M. eastern daylight savings time, MONDAY, JULY 23, 2001, by regular external mail or facsimile. E-MAIL DELIVERY AND ANY FORM OF INTEROFFICE MAIL CANNOT BE ACCEPTED.

You must also complete and submit a national insurance contribution form of election for each of the Nortel Networks Corporation 2000 Stock Option Plan and the Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated. If you do not complete an election form for each stock option plan, your tender will not be valid and will not be accepted by Nortel Networks. The form of election for each stock option plan was previously sent to you and is available at http://studionta.ca.nortel.com/emplcomms/soep/ukelec.pdf AND MUST BE RECEIVED WITH YOUR SIGNED SIGNATURE PAGE TO THE ACCEPTANCE LETTER NO LATER THAN 11:59 P.M. eastern daylight savings time, MONDAY, JULY 23, 2001, by regular external mail or facsimile. E-MAIL DELIVERY AND ANY FORM OF INTEROFFICE MAIL CANNOT BE ACCEPTED.

Information and decision support tools - such as summaries of the material tax consequences of the offer in various countries -are also available on the Stock Option Exchange Program Website http://emplcomms.ca.nortel.com/emplcomms/soep/home.html for your convenience.

Submit your forms or forward any questions you might have about the offer to:

Nortel Networks Corporation
Stock Option Administration - Option Exchange Program,
c/o William M. Mercer Limited,
70 University Avenue, P.O. Box 5
Toronto, Ontario, M5J 2M4
Canada

You also may obtain more information at the following numbers:

Telephone: 1-877-667-8352 (North America) or +1-416-868-2360 (International)
FAX: 1-800-529-7101 (North America) or +1-416-865-4906 (Local/International)

Nortel Networks Corporation

July 13, 2001